CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 21, 1998 which is included in the Company's Annual Report on Form 10-K for the period ended December 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of EMC Corporation as of December 31, 1997 and 1996 andfor each of the three years in the period ended December 31, 1997.


                               /s/ Coopers & Lybrand L.L.P.
                               COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
MAY 29, 1998